UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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BMC Software, Inc.
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BMC Software, Inc. issued the following press release on July 3, 2012.

BMC Software Announces Agreement with Elliott Management

Jim Schaper and John Dillon to be Added to BMC Slate

HOUSTON, July 03, 2012 – BMC Software, Inc. (NASDAQ: BMC) (the “Company” or “BMC”), the recognized leader in Business Service Management, has reached an agreement with Elliott Associates, L.P. and Elliott International, L.P., funds affiliated with Elliott Management Corporation (collectively, “Elliott”) in connection with the Company’s 2012 Annual Meeting of Stockholders scheduled for July 25, 2012 (the “2012 Annual Meeting”).

Under the terms of the agreement, the BMC Board of Directors has increased the size of the Board to 12 directors, effective as of the 2012 Annual Meeting. After review by BMC’s Corporate Governance & Nominating Committee, John Dillon and Jim Schaper have been added to the slate of existing BMC director candidates recommended by the BMC Board for election at the 2012 Annual Meeting.

In addition, Elliott has withdrawn its notice of nomination of all of its director candidates to the BMC Board and has agreed to vote its shares in favor of each of the BMC Board’s nominees at the 2012 Annual Meeting. Furthermore, Elliott has agreed to abide by certain “standstill” restrictions.

Upon the election of the revised slate, 11 of BMC’s 12 directors will be independent. Also under the terms of the agreement, upon election, Mr. Dillon will serve as a member of the Mergers and Acquisitions Committee and Mr. Schaper will serve as a member of the Compensation Committee.

Bob Beauchamp, BMC’s Chairman and Chief Executive Officer, said, “BMC’s Board and senior management team remain highly committed to enhancing value for all BMC stockholders. We believe this settlement with Elliott is an excellent outcome that will serve all BMC stockholders well, and we will welcome Mr. Schaper and Mr. Dillon to our Board. We look forward to working with them to build an even stronger future for BMC.”

Jesse Cohn, Elliott Portfolio Manager, said, “We are very pleased to have worked constructively with BMC’s management and Board to reach this favorable outcome. We believe BMC is a great company with a strong product portfolio and a committed customer base – and one that possesses significant value which can be realized through a variety of pathways. Jim and John will add exceptional expertise as they work collaboratively with the existing Board and senior management team to create value for all BMC stockholders.”

The 2012 Annual Meeting will be held on Wednesday, July 25, 2012, at 8:00 a.m. Central Time, in the Gateway IV room at the Grand Hyatt DFW in Dallas, Texas. The record date for determining eligibility to vote at the 2012 Annual Meeting is June 4, 2012.

The settlement agreement between BMC and Elliott will be included as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Jim Schaper is a veteran of the technology industry, with more than 30 years experience working in leading enterprise software companies. Mr. Schaper is currently Chairman of Infor Global Solutions, a top Enterprise Software provider with operations in more than 40 countries around the world. Mr. Schaper founded Infor Global Solutions in 2002 and has helped oversee its expansion to becoming the third largest provider of enterprise applications and solutions, with over 85,000 customers, 13,000 employees and $2.8 billion in annual revenues. Previously, Mr. Schaper held executive positions at Primis Corporation, Medaphis Corporation and Dun & Bradstreet Software. He is also an Operating Partner at Golden Gate Capital, and serves on the Board of a variety of software and technology companies.

John Dillon has extensive experience as a CEO and Director for a diverse group of leading publicly traded and private cloud computing, SaaS and PaaS companies. Mr. Dillon is currently the CEO of Engine Yard, the leading cloud platform for automating and developing Ruby on Rails and PHP applications. Previously, Mr. Dillon was the CEO of Navis, a private software company, was the CEO of Salesforce.com and was CEO and Director of Hyperion Solutions. He spent five years in Sales Management at Oracle, and before beginning his civilian career, was a nuclear submarine officer in the U.S. Navy. Mr. Dillon serves on the Board of Directors of a private software company and a regional community bank.

Morgan Stanley & Co. LLC is serving as financial advisor and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to the Company.

Business Runs on IT. IT Runs on BMC Software.

Business runs better when IT runs at its best. More than 20,000 IT organizations – from the Global 100 to the smallest businesses – in over 120 countries rely on BMC Software (NASDAQ: BMC) to manage their business services and applications across distributed, mainframe, virtual and cloud environments. With the leading Business Service Management platform, Cloud Management, and the industry’s broadest choice of IT management solutions, BMC helps customers cut costs, reduce risk and achieve business objectives. For the four fiscal quarters ended March 31, 2012, BMC revenue was approximately $2.2 billion. For more information, please visit www.bmc.com.

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BMC, BMC Software, and the BMC Software logo are the exclusive properties of BMC Software Inc., are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other BMC trademarks, service marks, and logos may be registered or pending registration in the U.S. or in other countries. All other trademarks or registered trademarks are the property of their respective owners. © Copyright 2012 BMC Software Inc.

FORWARD LOOKING STATEMENTS

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are identified by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “will,” “contemplate,” “would” and similar expressions that contemplate future events. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Numerous important factors, risks and uncertainties, including, but not limited to, those contained in our documents and reports filed with the Securities and Exchange Commission (the “SEC”), affect our operating results and could cause our actual results, levels of activity, performance or achievement to differ materially from the results expressed or implied by these or any other forward-looking statements made by us or on our behalf. There can be no assurance that future results will meet expectations. You should carefully review the cautionary statements described in the documents and reports we file from time to time with the SEC, specifically our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Information contained on our website is not part of this Press Release.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

CERTAIN INFORMATION REGARDING PARTICIPANTS

BMC Software, Inc. (“BMC”), its directors and certain of its executive officers are deemed participants in the solicitation of proxies from BMC stockholders in connection with the matters to be considered at BMC’s 2012 Annual Meeting. In connection with the solicitation of proxies, BMC has filed a definitive proxy statement and other relevant documents concerning the proposals to be presented at BMC’s 2012 Annual Meeting with the SEC. In connection with the 2012 Annual Meeting, BMC has mailed the definitive proxy statement to stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ BMC’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement BMC filed with the SEC on June 5, 2012. Additional information can also be found in BMC’s Annual Report on Form 10-K for the year ended March 31, 2012, filed with the SEC on May 10, 2012. To the extent holdings of BMC securities have changed since the amounts printed in the definitive proxy statement for the 2012 Annual Meeting, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by BMC with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investors section of our corporate website at http:// investors.bmc.com.

BMC Software Contacts

Investors:

Derrick Vializ

BMC Software, Inc.

713-918-1805

derrick_vializ@bmc.com

or

Thomas Germinario / Jordan Kovler / Richard Grubaugh

D.F. King & Co., Inc.

212-269-5550

Media:

Joele Frank / Andy Brimmer / Jennifer Friedman

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Elliott Management Media Contacts

Peter Truell

Elliott Management

212-478-2080

or

Tom Johnson

Abernathy MacGregor

212-371-5999